UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2009

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 20, 2009 Gunsight Holdings, LLC, a Florida limited liability company, filed a complaint in the United States District Court for the Eastern District of Tennessee, Northern Division, against Miller Petroleum, Inc. styled Gunsight Holdings, LLC, Plaintiff, v Miller Petroleum, Inc. and Ky-Tenn Oil, Inc., Defendants, Case No. 3-09-CV-221. The litigation surrounds certain rights related to approximately 6,800 acres in Scott County, Tennessee which Ky-Tenn Oil, Inc. (“Ky-Tenn”) purportedly acquired under a lease assignment from an unrelated party in August 2004. In September 2008 Ky-Tenn assigned Miller Petroleum 75% of its interest in the subject lease and the working interest in all the wells on the leased land, retaining a 25% interest in the wells consisting of landowner’s royalty and overriding royalty.

On June 8, 2009 Miller Petroleum acquired certain assets from Ky-Tenn including Ky-Tenn’s undivided interest in approximately 170 oil and gas wells in Morgan, Scott and Fentress counties Tennessee, together with all property, fixtures and improvements, leasehold interest and contract rights related to these wells and undivided interest in approximately 35,325 acres of oil and gas leases in Scott and Morgan counties, Tennessee. The lease which is the subject of the litigation was included in the assets purchased by Miller Petroleum from Ky-Tenn in June 2009.

The Plaintiff is alleging that Miller Petroleum and Ky-Tenn have failed or refused to pay royalties due to the Plaintiff’s predecessors and have breached the implied duty of further exploration by failing to drill required wells, failing to reasonably develop or explore the property, failing to maintain an active interest in further development of the property and otherwise failing to act as a prudent operator of the property thereby causing damages to the Plaintiff exceeding $75,000. The Plaintiff is seeking a declaratory judgment of its allegations, removal of Miller Petroleum and Ky-Tenn from the property, a full accounting of activities related to the property and all monies received from those activities, damages and costs of action.

We have filed an answer denying the various claims and asserting affirmative defenses including that there has been continuous production from the subject lease. While we intend to vigorously defend this action, we are unable at this time to predict the outcome of the action or whether the company will have any liability to the Plaintiff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: July 20, 2009	By: /s/ Paul W. Boyd

Paul W. Boyd, Chief Financial Officer